JOINT FILER INFORMATION

Name:                                                Urstadt Realty Associates Co LP

Address:                                           2 Park Place, Bronxville, New York 10708

Designated Filer:                            Charles J. Urstadt

Issuer & Ticker Symbol:              Urstadt Biddle Properties Inc. (UBP)
             (Common Stock)

Date of Event                                     December 1, 2010
Requiring Statement:

Signature:                                        By:  Urstadt Property Company, Inc.
               its sole general partner

                X_____________________________________
                By:  /s/ Charles J. Urstadt, Chairman
by Thomas D. Myers as Attorney in Fact